UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2009, Marshall Turner stepped down as interim Chief Executive Officer of MEMC Electronic Materials, Inc. (the “Company”) when Ahmad R. Chatila joined the Company as President and Chief Executive Officer, as previously disclosed. Mr. Turner will continue his employment with the Company as Interim SVP of Business and Strategic Development in order to assist during Mr. Chatila’s transition. The Company expects Mr. Turner will serve in this new interim executive role through June 12, 2009. He will continue to receive his current monthly salary during this time. In recognition of his service to the Company as interim Chief Executive Officer, the Compensation Committee of the Company granted to Mr. Turner a cash bonus of $100,000 on February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: March 3, 2009	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer